United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                   May 2, 2005
                                   -----------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                  000-49693                           92-2115369
          (Commission File Number)        (IRS Employer Identification No.)

            975 El Camino Real, South San Francisco, California 94080
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 588-6800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

         On May 2, 2005, the registrant (FNB Bancorp) filed a Current Report on Form 8-K to report the consummation of its all-cash acquisition of Sequoia National Bank (San Francisco, California), which was effected through a consolidation and merger transaction with the registrant's subsidiary, First National Bank of Northern California, under the terms of the Acquisition Agreement dated November 5, 2004, as amended, signed by the two banks. Pursuant to this transaction, the two banking offices of Sequoia National Bank located at 65 Post Street and 699 Portola Drive in San Francisco, California, have become branches of First National Bank of Northern California. In reference to Items
2.01 and 9.01 of Form 8-K, the registrant stated that the financial statements and pro forma financial information in regard to the acquisition of Sequoia National Bank would be filed with the Commission by amendment, as permitted by
Item 9.01. This Form 8-K/A is being filed to report that, in fact, no such financial statements or pro forma financial information will be filed by the registrant, since Sequoia National Bank would not be considered a significant subsidiary of FNB Bancorp under the applicable provisions of Regulation S-X.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FNB BANCORP (Registrant)


Dated:  June 17, 2005.                      By: /s/ JAMES B. RAMSEY
                                                --------------------------------
                                                James B. Ramsey
                                                Senior Vice President and
                                                Chief Financial Officer

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